Exhibit 99.1

RENNOVA HEALTH, INC. PROVIDES UPDATE ON 2022 FINANCIALS AND MYRTLE RECOVERY CENTERS

WEST PALM BEACH, Fla. (Feb 22, 2023) – Rennova Health, Inc. (OTC: RNVA) Chief Executive Officer Seamus Lagan recently joined Stock Day host Everett Jolly to provide an update on 2022 financial statements and other activities.

Jolly began the interview by referring to the improved previous quarterly reports and asked if the Company could provide an update on the 2022 financial statements that are soon due for filing. Lagan responded by confirming that filings would be made on time and would show a continued improvement in revenues and profitability for the 4th quarter and a significant improvement from previous years.

Jolly asked for an update on the behavioral health division. Lagan confirmed that in anticipation of opening, a new web site describing the services has been launched at www.myrtlerecoverycenters.com He confirmed that relevant license applications for medically supervised withdrawal, residential recovery and OBOT services had been submitted and were expected in the near future. He also confirmed that building and decorating works including furnishing will be completed in the coming weeks with the facility expected to be ready for patients at the end of March. Opening is predicted to be in the 2nd quarter of 2023 subject to staffing and licensure.

Jolly then asked if the company had plans to reopen its closed facility or plans to look for additional acquisitions. Lagan stated that the priority was to ensure continued consistency with the current operations and to get the behavioral health facility opened in the second quarter as planned but then explained that consideration would be given to adding behavioral health services at the Jamestown facility and reopening a hospital operation similar in size to the current Big South Fork operations. Lagan also confirmed that the Company was very open to an acquisition strategy to expedite growth.

Jolly ended the interview by asking Lagan what message he would like the Company’s shareholders to take away from the interview. Lagan responded by saying that despite certain hurdles and challenges remaining he believed the Company could continue with its current rate of improvement and create opportunity for shareholders and investors.

To hear Seamus Lagan’s entire interview, follow the link to the podcast here:

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About Rennova Health, Inc.

Rennova Health, Inc. (“Rennova,” the “Company,” “we”, “us”, “its” or “our”) is a provider of health care services. The Company owns one operating hospital in Oneida, Tennessee known as Big South Fork Medical Center, a hospital located in Jamestown, Tennessee that it plans to reopen, a physician’s practice in Jamestown, Tennessee that it plans to reopen and a rural clinic in Kentucky. For more information, please visit www.rennovahealth.com

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Rennova Health

561-855-1626

info@rennovahealth.com